Exhibit 10.2
Resolutions Regarding Creation of Strategic Alternatives Special Committee and Compensation for its Members
     WHEREAS, Section 1 of Article IV of the First Amended and Restated Bylaws (the “Bylaws”) of Republic Property Trust (the “Trust”) provides, in relevant part, that the Board of Trustees (the “Board”) may appoint committees, composed of one or more Trustees, to serve at the pleasure of the Board;
     WHEREAS, Section 2 of Article IV of the Bylaws provides, in relevant part, that the Board may delegate to any committee so appointed any of the powers of the Trustees, except as prohibited by law;
     WHEREAS, the Board has determined that it is in the best interest of the Trust to appoint a committee (the “Strategic Alternatives Special Committee”) of the Board to act on behalf of the Board with respect to (i) the receipt of any offers regarding corporate combinations, and (ii) analyzing strategic alternatives ((i) and (ii) collectively, the “Strategic Alternatives Matters”);
     WHEREAS, the Board has determined that it is in the best interest of the Trust to provide the Strategic Alternatives Special Committee with the sole authority, to the extent it deems necessary or appropriate, to (i) retain advisers on behalf of the Trust, including any financial advisors to advise the Strategic Alternatives Special Committee in the evaluation of strategic alternatives, (ii) approve the advisers’ fees and other retention terms and (iii) terminate any such advisor;
     WHEREAS, Section 6 of Article IV of the Compensation Committee Charter provides that the Compensation Committee shall periodically review the compensation arrangements in place for the Trust’s trustees, and if appropriate, make recommendations to the Board with respect to any changes thereto;
     WHEREAS, the Compensation Committee of the Board has recommended to the Board that the Chairman of the Strategic Alternatives Special Committee would receive a one time payment of $60,000 and the other Strategic Alternative Special Committee members would receive a one time payment of $45,000;
     WHEREAS, the Board has determined that it is in the best interest of the Trust to provide compensation for the members of the Strategic Alternatives Special Committee.
     NOW, THEREFORE, BE IT RESOLVED, that the Board hereby constitutes and creates a committee of the Board duly designated the “Strategic Alternatives Special Committee” and delegates to the Strategic Alternatives Special Committee the power and authority of the Board to pursue, evaluate and review the Strategic Alternative Matters, including, but not limited to, the sole authority, to the extent it deems necessary or appropriate, to (i) retain advisers, including any financial advisors to advise the Strategic Alternatives Committee in the evaluation of strategic alternatives, (ii) approve the advisers’ fees and other retention terms and (iii) terminate any such advisor;

     RESOLVED FURTHER, that the following trustees, all of whom are considered independent trustees, hereby are appointed as the members of the Special Committee: Gregory H. Leisch, Ronald D. Paul, Ronald J. Kramer, and John S. Chalsty; and John S. Chalsty shall serve as the Chair of the Special Committee;
     RESOLVED FURTHER, that the Chairman of the Strategic Alternatives Special Committee shall receive a one time payment of $60,000 and the other Strategic Alternative Special Committee members shall receive a one time payment of $45,000.
     RESOLVED FURTHER, that the officers of the Trust are hereby authorized and directed to take all such further actions and to prepare, execute, acknowledge, file, deliver and record all such further documents and instruments by and on behalf of the Trust, and in its name, or otherwise, as in the judgment of such officer shall be necessary, appropriate or advisable in order to fully carry out the intent and to accomplish the execution of the purposes of the foregoing resolutions; and
     RESOLVED FURTHER, that all matters authorized by the foregoing resolutions, including, without limitation, the delegation of power and authority to the Strategic Alternatives Special Committee, are hereby deemed effective, and are effective, with respect to the Strategic Alternatives Special Committee as of the date of formation of the Strategic Alternatives Special Committee, and that any and all actions heretofore taken to date by any officer or trustee of the Trust in furtherance of and consistent with the matters authorized by the foregoing resolutions, are hereby in all respect authorized, approved, ratified and confirmed.